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                                                                     EXHIBIT 5.1



                      [GARDERE & WYNNE, L.L.P. LETTERHEAD]



                                   May 8, 1998


Tyler Corporation
3200 San Jacinto Tower
2121 San Jacinto Street
Dallas, Texas  75201



Gentlemen:

We have acted as counsel to Tyler Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 (the "Registration Statement") of an additional 1,500,000 shares of common stock, $0.01 par value ("Common Stock"), of the Company which may be issued from time to time upon exercise of options granted by the Company under The Tyler Corporation Stock Option Plan, as amended as of October 8, 1997 and December 12, 1997 by Amendment No. 1 and No. 2 thereto (the "Plan").

We have assisted the Company in the preparation of, and are familiar with, the Registration Statement of the Company to be filed with the Securities and Exchange Commission on May 8, 1998 for the registration under the Securities Act of the additional 1,500,000 shares of Common Stock covered by the Plan.

With respect to the foregoing, we have examined and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, orders, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Based upon the foregoing, we are of the opinion that the additional 1,500,000 shares of Common Stock of the Company which from time to time may be issued upon the exercise of options granted under the Plan in accordance with appropriate proceedings of the Executive Committee


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Tyler Corporation
May 8, 1998                                                               Page 2


or the Compensation Committee of the Board of Directors of the Company, when so issued and sold at option prices in excess of the par value of the Common Stock in accordance with the respective provisions of the Plan and related agreements will be duly and validly authorized and issued by the Company and fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            GARDERE & WYNNE, L.L.P.



                                            By:   /s/ DAVID G. MCLANE
                                                  ------------------------------
                                                  David G. McLane, Partner